UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 27, 2014

PACER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)
6805 Perimeter Drive
Dublin, OH 43016
Telephone Number (614) 923-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

Set forth below are certain preliminary fourth quarter and full year 2013 results for Pacer International, Inc.

FOURTH QUARTER RESULTS

•	Estimated diluted earnings per share of approximately $0.06, or $0.08 on a non-GAAP* basis which excludes XPO Logistics acquisition transaction costs of $0.7 million, net of tax;

•	Estimated revenues of $260.0 million;

•	Cash and cash equivalents at December 31, 2013 of approximately $46.0 million and no outstanding debt balance.

ANNUAL RESULTS

•
Diluted earnings per share of approximately $0.23, or $0.26 on a non-GAAP* basis which excludes XPO Logistics acquisition transaction costs of $0.8 million, net of tax and a settlement of a property tax dispute on our intermodal equipment of $0.5 million, net of tax;

•	Revenues estimated to be $980.0 million.

* Notes for Non-GAAP Measures

Reconciliation of diluted GAAP Earnings Per Share to non-GAAP Earnings Per Share (preliminary):

	Q4 2013	YTD 2013
Earnings Per Share (GAAP measure)	$0.06	$0.23
XPO Logistics Acquisition Transaction Costs, net of tax	0.02	0.02
Property Tax Dispute Settlement, net of tax	-	0.01
Adjusted Earnings Per Share (non-GAAP measure)	$0.08	$0.26

These estimated results are based on the Company’s preliminary financial analysis and remain subject to audit by the Company’s independent registered public accounting firm, and therefore, may change from those presented in this announcement.
USE OF NON-GAAP FINANCIAL MEASURES: From time to time in filings and press releases regarding quarterly earnings, presentations and other communications, the Company may provide financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP").
Management uses these non-GAAP measures in its analysis of the Company’s performance and regularly reports such information to the Board of Directors. Management believes that presentations of financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses and allows investors, management and the Board to more easily compare operating results from period to period. However, the use of any such non-GAAP financial information should not be considered in isolation or as a substitute for revenues, net income or loss, operating income or loss, cash flows from operations or other income or cash flow data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. These non-GAAP measures may not be comparable to those used by other companies.

CERTAIN FORWARD-LOOKING STATEMENTS - This Current Report on Form 8-K contains or may contain forward-looking statements, including preliminary estimates of revenue and earnings per share results for 2013, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on certain assumptions and analyses made by us in light of the company’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; and other risks discussed in the Company’s Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Forward-looking statements set forth in this announcement speak only as of the date hereof, and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: January 27, 2014	By:	/s/ John J. Hafferty
Executive Vice President and Chief
Financial Officer